UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

Eleven Madison Avenue

New York, New York 10010

For Immediate Release

April 18, 2022

Contact: Investor Relations

Credit Suisse Asset Management, LLC

1-800-293-1232

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

ANNOUNCES ADDITIONAL INFORMATION REGARDING 2022 ANNUAL MEETING

New York, New York, April 18, 2022—Credit Suisse Asset Management Income Fund, Inc. (the “Fund”) announced additional information regarding the Annual Meeting of Shareholders (the “Meeting”) to be held on April 19, 2022. The Meeting will convene at 2:00 p.m., Eastern Time, on April 19, 2022 and be immediately adjourned to 2:00 p.m., Eastern Time on May 5, 2022. Shareholders of record at the close of business on March 11, 2022, are entitled to vote at the Meeting.

The Fund is traded on the NYSE American under the trading symbol “CIK.” Credit Suisse Asset Management, LLC, the Fund’s investment adviser, is part of the Asset Management business of Credit Suisse Group AG, a leading global financial services organization headquartered in Zurich.